UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2025 (December 30, 2024)

BLACKWELL 3D CONSTRUCTION CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54452	80-0778461
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

706-12 Bayswater Bay By Omniyat

Business Bay, Dubai 00000

United Arab Emirates

Tel.: +1 7027180807

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

BLACKWELL 3D CONSTRUCTION CORP.

Form 8-K

Current Report

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Blackwell 3D Construction Corp. (the “Company”) appointed Mahesh Krishnamurthy (“Mr. Krishnamurthy”), as a member of the Board of Directors and Mr. Krishnamurthy accepted such appointment effective December 30, 2024 and Shrihari Allangala (“Mr. Allangala”), as a member of the Board of Directors and Mr. Allangala accepted such appointment effective January 10, 2025. The Company believes that Mr. Krishnamurthy and Mr. Allangala possesses the skills, attributes, and relevant experience that qualify them to serve as members of the Company’s board of directors, including his leadership skills, and experience.

Director Biographies:

Mr. Mahesh Krishnamurthy:

Mr. Krishnamurthy is a business leader and Chartered Accountant with over 30 years of experience in financial strategy, project financing, structured debt, M&A, and wealth management. Specifically, from November 2020 through the present, he has served as a Member the Board of Directors of R&D Capital Advisors Private Limited, located in Chennai, India, where he was instrumental in spearheading strategic growth initiatives for startups and SMEs, enabling access to capital and market expansion. He is the Co-Founder of SageStreet Advisory Pvt Ltd, located in Bangalore, India from August 2016 through the present. SageStreet focuses is on driving capital-raising efforts and providing strategic advisory services to high-potential startups. Also, Mr. Krishnamurthy, is the founder of ICareSME.com, located in Chennai, India, from January 2016 through October 2024, which established an SME-focused platform offering tailored solutions for loans, equity funding, and strategic business growth. Additionally, he has successfully guided startups in raising debt and equity funding while delivering investment advisory services, led organizational transformation, streamlining operations and driving strategic initiatives in the manufacturing sector, and managed nationwide commercial operations, achieving significant performance and revenue enhancements.

Mr. Shrihari Allangala:

Mr. Allangala is a seasoned finance professional with extensive expertise in private equity, investment banking, startup consulting, and ecosystem development. Based in Bengaluru, Karnataka, he has played a pivotal role in helping startups and mid-sized enterprises secure funding, scale their operations, and navigate complex financial landscapes. With a deep understanding of capital markets, Mr. Allangala has successfully led investment initiatives, advised on mergers and acquisitions, and mentored entrepreneurs in building sustainable businesses. Specifically, since August 2016, Mr. Allangala has been a Partner at IcareSME, where he leads initiatives to support small and medium enterprises (SMEs) in fundraising, strategic growth, and investment readiness. He collaborates closely with investors to cultivate a strong portfolio of high-potential startups while providing hands-on mentorship to founders. Prior to this, he served as Managing Director at Liberty Global Capital (January 2011 – February 2012), advising clients on private equity, capital raising, and business strategy across diverse industries. Academically, he holds a Postgraduate Diploma in Finance from Indira Gandhi National Open University (2002 – 2003) and an International Certification for Financial Advisers – Investment Banking from CII, London (2002).

Neither Mr. Krishnamurthy nor Mr. Allangala has any family relationships with any director or executive officer of the Company, nor are there any related party transactions between the Company and the newly appointed directors that require disclosure under Item 404(a) of Regulation S-K. In connection with their appointments, Mr. Krishnamurthy and Mr. Allangala will not immediately receive compensation, however, they may receive compensation in the future which will be consistent with the Company’s then standard compensation arrangements for non-employee directors, if so adopted.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKWELL 3D CONSTRUCTION CORP.

Dated: March 19, 2025	/s/ Mohammed Saif Zaveri
By: Mohammed Saif Zaveri
Its: Chief Executive Officer

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